Exhibit 4.7

                                   GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITORY") TO PSEG POWER LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

CUSIP NO.                                                                      $
No.

                                 PSEG POWER LLC
                                 Senior Note due

                                   GLOBAL NOTE

      PSEG POWER LLC, a Delaware limited liability company (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ (or such lesser amount as shall be the outstanding principal amount of this Global Note shown in Schedule A hereto) on (the "Stated Maturity Date"), unless redeemed in accordance with the provisions of this Global Note, and to pay interest on the outstanding principal amount of this Global Note from , semi-annually in arrears on 15 and 15 of each year, commencing (each, an "Interest Payment Date") at % per annum until the principal hereof is paid or duly provided for. Interest payable on each Interest Payment Date will include interest accrued from and including or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date. Interest will be computed based on a 360-day year consisting of twelve 30-day months.

      Each of Nuclear, Fossil and ER&T has jointly, severally and unconditionally, guaranteed the payment of principal, premium, if any, and interest with respect to this Global Note.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided below, be paid to the person (the "Holder") in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding the applicable Interest Payment Date (a "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

      For purposes of this Global Note, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

      Payments of principal, premium, if any, and interest with respect to this Global Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of pubic and private debts. Payment of the principal of and any premium on this Global Note on the Stated Maturity Date or date of earlier redemption will be made in immediately available funds against presentation of this Global Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. Payments of interest on an Interest Payment Date will be made, at the option of the Company, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, however, that so long as Cede & Co. is the Holder of this Global Note, payments of interest on an Interest Payment Date will be made in immediately available funds.

      Any payment of principal, premium or interest required to be made with respect to this Global Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest shall be payable on the next succeeding Business Day as a result of such delayed payment.

      General. This Global Note is one of the duly authorized series of securities of the Company (the "Securities"), issued or to be issued under the Indenture, dated as of April 16, 2001, among The Bank of New York, as trustee (the "Trustee"), the Company, Fossil, Nuclear and ER&T (together with all supplements thereto, the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Fossil, Nuclear, ER&T, the Trustee and each of the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered and transferred. The Notes will be limited to $ aggregate principal amount, except as permitted in the Indenture, and will be subject, without the consent of the holders of any series of Securities under the Indenture, to the issuance of additional Notes in the future having the same terms, other than the date of original issuance and the date on which interest begins to accrue, so as to form one series with the Notes. All terms used in this Global Note which are not defined herein shall have the meanings given to them in the Indenture.

      Guarantee of ER&T Obligations; Payment of Dividends by ER&T to the Company. The provisions of Section 1009 of the Indenture relating to the guarantee of the Obligations of ER&T by the Company and the provisions of
Section 1010 of the Indenture relating to the payment of dividends by ER&T to the Company shall apply to this Global Note.

      Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      Redemption. This Global Note (or portion thereof) will be redeemable at the option of the Company, in whole or in part at any time, on at least 30 days but not more than 60 days prior written notice mailed to the Holder hereof, at a price the (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of this Global Note (or portion thereof) to be redeemed, or
(ii) the sum, as determined by the Calculation Agent (as defined below), of the present values of the principal amount of this Global Note (or portion thereof) to be redeemed and the remaining scheduled payments of interest thereon from the
date of redemption (the "Redemption Date") to            (the "Remaining Life"),
discounted from their respective payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, plus, in either case, unpaid interest thereon accrued to the Redemption Date.

      If money sufficient to pay the Redemption Price of this Global Note (or portion hereof) to be redeemed on a Redemption Date is deposited with the Trustee or a Paying Agent on or before such Redemption Date and certain other conditions are satisfied, then on and after such Redemption Date, interest will cease to accrue on this Global Note (or such portion hereof) called for redemption.

      This Global Note will not be entitled to the benefit of, or be subject to, any sinking fund.

      Certain Definitions. "Comparable Treasury Issue" means, with respect to any Redemption Date for this Global Note (or portion hereof) to be redeemed, the United States Treasury security selected by the Independent Investment Banker (as defined below) as having the maturity comparable to the Remaining Life of this Global Note (or portion hereof) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of this Global Note (or portion hereof) to be redeemed.

      "Calculation Agent" means The Bank of New York or such successor Calculation Agent as is appointed by the Company.

      "Comparable Treasury Price" means, with respect to any Redemption Date for this Global Note (or portion hereof) to be redeemed, (a) the average of four Reference Treasury Dealer Quotations (as defined below) for the Redemption Date for this Global Note (or portion hereof) to be redeemed, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, obtained by the Calculation Agent, or, (b) if the Calculation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

      "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company. "Reference Treasury Dealer" means each of four primary U.S. Government securities dealers in New York City selected by the Trustee in consultation with the Company and initially will include Morgan Stanley & Co. Incorporated and Salomon Smith Barney, Inc. If any Reference Treasury Dealer ceases to be a primary U.S. government securities dealer, the Trustee will substitute another primary U.S. government securities dealer for that dealer.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

      "Treasury Rate" means, with respect to any Redemption Date: (a) the yield for the maturity corresponding to the Comparable Treasury Issue, under the heading that represents the average for the immediately preceding week appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," provided, that if no maturity is within three months before or after the Stated Maturity Date, the yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or
(b) if the release referred to in clause (a) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

      Reports. So long as this Global Note remains Outstanding, the Company will file with the Trustee, within 30 days of filing them with the Securities and Exchange Commission (the "SEC"), copies of the current, quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company is not subject to the requirements of Section 13 or Section 15(d) of the Exchange Act and this Global Note remains Outstanding, the Company must nevertheless file with the SEC

(if permitted) and the Trustee, on the date upon which the Company would have been required to file with the SEC, current, quarterly and annual financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation, upon which the Trustee may conclusively rely), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such current, quarterly and annual reports, information, documents or other reports on Forms 8-K, 10-Q and 10-K if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided that the Company will not be required to register under the Exchange Act by virtue of this provision, if not otherwise required to do so.

      Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and each Guarantor and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, each Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of a majority in aggregate principal amount of the Outstanding Securities of an individual series, to waive, on behalf of all of the Holders of Securities of such individual series, certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Global Note and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest with respect to this Global Note at the times, place and rate, and in the coin or currency herein prescribed.

      Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Global Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Global Note.

      Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      Registration of Transfer or Exchange of this Global Note. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Global Note is registrable in the Security Register upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Global Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      As provided in the Indenture and subject to certain limitations herein and therein set forth, the Global Notes are exchangeable for a like aggregate principal amount of Global Notes of different authorized denominations, as requested by the Holders surrendering the same.

      This Global Note is a Global Security within the meaning of the Indenture. If The Depository Trust Company is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for this Global Security. In addition, the Company may at any time determine not to have Notes represented by one or more Global Securities and, in such event, will issue Notes in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Note will receive Notes in certificated form equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of this Global Note as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Interests in this Global Note are exchangeable or transferable in whole or in part for interests in the Temporary Regulation S Global Note or Regulation S Global Note, in each case of the same series, only if such exchange or transfer complies with the Indenture.

      Governing Law. This Global Note shall be governed by and construed in accordance with the law of the State of New York.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:                                      PSEG POWER LLC

                                            By:     ____________________________
                                                    Vice President and Treasurer

                                            Attest: ____________________________
                                                    Assistant Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK,
                                                 as Trustee

Dated: __________________

                                            By:     ____________________________
                                                       Authorized Signatory

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
      I or we assign and transfer this Security to

                  (Insert assignee's soc. sec. or tax I.D. No.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ___________________     Signed: _________________________________________

                                       _________________________________________
                                       (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: ___________________________________________________________

Dated: ___________________     Signed: _________________________________________
                                       (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: ___________________________________________________________

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES
                              ---------------------

The following exchanges of Notes for Notes represented by this Global Note have been made:

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                                                 Change in
                                                 Principal
Principal                                        Amount of this          Principal
amount of this                                   Global Note             amount of this         Notation made
Global Note as            Date exchange          due to                  Global Note            by or on behalf
of                        made                   exchange                due to exchange        of the Company
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